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                                   Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              VINCULUM INCORPORATED

      The undersigned, a natural person, for the purpose of amending the Articles of Incorporation of Vinculum Incorporated, under the provisions and subject to the requirements of the laws of the State of Nevada (particularly Chapter 78 of the Nevada Revised Statutes and the acts mandatory thereof and supplemental thereto), hereby declares that:

      1. The name of the corporation (hereinafter called the "Corporation") is:

                              VINCULUM INCORPORATED

      2. The undersigned is the sole incorporator of the Corporation.

      3. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on June 9, 1998.

      4. As of the date hereof, no shares of the capital stock of the Corporation have been issued or are otherwise outstanding.

      5. Section First of the Articles of Incorporation of the Corporation shall be amended in its entirety as follows:

            FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                               CPU MICROMART, INC.



      THE UNDERSIGNED, being the sole incorporator of the Corporation, does make and file this Certificate of Amendment to the Articles of Incorporation and hereby declares and certifies that the above statements are true and correct as of the date hereof.

      DATED this 18th day of June, 1998.


                                    /s/ Thomas J. Morgan
                                    ------------------------------------
                                    Thomas J. Morgan, Incorporator
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STATE OF ARIZONA        )
                        ) ss.
COUNTY OF MARICOPA      )

      The foregoing instrument was acknowledged before me this 18th day of June, 1998, by Thomas J. Morgan.


                                    /s/ Jane MacPherson
                                    ------------------------------------
                                    Notary Public



My Commission Expires: August 25, 2001               [Notarial Seal]



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